UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2008 (June 5, 2008)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                Material Modification to Rights of Security Holders.

The Company's shareholder rights plan, and the rights issued thereunder, as described below, expired on June 5, 2008, following our annual shareholder meeting, in accordance with the terms of the plan.

As a result, the Amended and Restated Rights Agreement between Avis Budget Group, Inc. and Mellon Investor Services, LLC, as rights agent, dated September 1, 2006 (the “Rights Agreement”), and the rights issued thereunder to purchase, under certain circumstances, a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Rights”), expired by their terms.  Therefore, the shares of common stock of the Company are no longer accompanied by the Rights, and the Rights Agreement is of no further force or effect.  The terms of the Rights Agreement and the Rights are described in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission (“SEC”) on July 13, 2006, as amended by the Form 8-A/A filed with the SEC on September 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date:  June 9, 2008